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                                                                    EXHIBIT 10-5
                                                                    ------------

                               INVESTOR AGREEMENT
                               ------------------


          THIS AGREEMENT is made as of January 31, 1995, by and among Nutraceutical International Corporation (f/k/a Nutraceutical Corporation), a Delaware corporation (the "Company"), Makers of KAL, Inc., a California corporation ("Investor"), Bain Capital Fund IV, L.P., a Delaware limited partnership, Bain Capital Fund IV-B, L.P., a Delaware limited partnership, BCIP Associates, a Delaware partnership, and BCIP Trust Associates, L.P., a Delaware limited partnership.

          The Company and Investor have entered into that certain Asset Purchase Agreement dated as of November 16, 1994 (the "Purchase Agreement"), by and among the Company, Investor, Makers of KAL, Inc., a Delaware corporation, and the stockholders of Investor, pursuant to which the Investor received 108,000 shares of the Company's Common Stock, par value $.0l per share (the "Common"), as part of the consideration for Investor's assets. The Common issued pursuant to the Purchase Agreement is referred to herein as "Investor Stock." Certain definitions are set forth in paragraph 3 of this Agreement.

          The parties hereto agree as follows:

          1.  Restrictions on Transfer of Investor Stock.

          (a) Retention of Investor Stock. Investor shall not sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") any interest in any Investor Stock, except Transfers pursuant to this paragraph 1, an Approved Sale, a Public Sale or the consummation of a Public Offering.

          (b) Participation Rights. At least 30 days prior to any Transfer of any class of Common Stock by Bain (other than a Transfer among members of Bain or its Affiliates that have agreed to be bound by this Agreement or to an employee of the Company or its Subsidiaries), Bain will deliver a written notice (the "Sale Notice") to Investor, specifying in reasonable detail the identity of the prospective transferees) and the terms and conditions of the Transfer. The Investor may elect to participate in the contemplated Transfer by Bain by delivering written notice to the Bain within 30 days after delivery of the Sale Notice. If Investor has elected to participate in such Transfer, each of Bain and Investor will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of the same class of Common Stock proposed to be sold by Bain equal to the product of (i) the quotient determined by dividing the percentage of such class of Common Stock owned by Investor by the aggregate percentage of Common Stock owned by Bain, Investor and any other stockholder of the Company participating in such sale and (ii) the number of shares of Common Stock to be sold in the contemplated Transfer.

          (c) Permitted Transfers. The restrictions contained in this Section 1 shall not apply to a Transfer of Investor Stock (i) pursuant to the laws of descent and distribution or
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(ii) among such Investor's Affiliates (it being acknowledged and agreed by the parties hereto that the Investor's Affiliates shall in any event include Stephen
N. Weldon and William T. Logan and each of their respective spouses and any family trust now or hereafter established by either of them); provided that the restrictions contained in this Agreement will continue to be applicable to the Investor Stock after any Transfer and the transferees of such Investor Stock shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Investor Stock pursuant to this paragraph 1(c), the transferor will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.

          (d) First Offer Right. On or after October 28, 1999, at least 30 days prior to making any Transfer of any Investor Stock, Investor shall deliver a written notice (the "Offer Notice") to the Company and Bain. The Offer Notice shall disclose in reasonable detail the proposed number of shares of Investor Stock to be transferred and the proposed sale price, terms and conditions of the Transfer. First, the Company may elect to purchase all (but not less than all) of the Investor Stock specified in the Offer Notice at the price and on the terms specified therein by delivering written notice (the "Company Purchase Notice") of such election to Investor and Bain as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Investor Stock within such ten-day period, Bain may elect to purchase all (but not less than all) of the Investor Stock specified in the Offer Notice at the price and on the terms specified therein by delivering written notice (the "Bain Purchase Notice") of such election to Investor as soon as practical but in any event within 20 days after delivery of the Offer Notice. If the Company or Bain have elected to purchase the Investor Stock from Investor, the transfer of such shares shall be consummated as soon as practical after the delivery of the Company Purchase Notice or Bain Purchase Notice, but in any event within 30 days after the delivery of either such notice. To the extent that neither the Company nor Bain have elected to purchase all of the Investor Stock being offered, Investor may, within 60 days after a delivery of the Offer Notice, transfer all or any portion of such Investor Stock to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees than offered to the Company and Bain in the Offer Notice; provided, that Investor may not transfer Investor Stock to more than five transferees pursuant to this paragraph 1(d). The purchase price specified in any Company Purchase Notice or Bain Purchase Notice shall be payable solely in cash at the closing of the transaction or, if mutually agreed upon by the parties, in installments over time.

          (e) Termination of Restrictions. The restrictions set forth in this paragraph 1 shall continue with respect to each share of Investor Stock until the earlier of (i) the date on which such share of Investor Stock has been transferred in a Public Sale, (ii) the consummation of an Approved Sale or (iii) the consummation of a Qualified Public Offering.

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          2.   Additional Restrictions on Transfer.

          (a) The certificates representing the Investor Stock will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN INVESTOR AGREEMENT BETWEEN THE COMPANY AND AN INVESTOR DATED AS OF JANUARY 31, 1995. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) No holder of Investor Stock may sell, transfer or dispose of any Investor Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

          3.   Definitions.

          "1933 Act" means the Securities Act of 1933, as amended from time to time.

          "Affiliate" of a Person means any other person, entity or investment fund controlling, controlled by or under common control with the Person and, in the case of a Person which is a partnership, any partner of the Person.

          "Bain" means Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P., BCIP Associates and BCIP Trust Associates, L.P.

          "Common Stock" means the Company's Class P Common Stock, par value $.0l per share, the Common, Class A Common Stock, par value $.0l per share, Non-Voting Common, par value $.0l per share, and Class A Non-Voting Common Stock, par value $.0l per share.

          "Investor Stock" will continue to be Investor Stock in the hands of any holder other than Investor (except for the Company and Bain and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Investor Stock will succeed to all

                                      -3-
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rights and obligations attributable to Investor as a holder of Investor Stock hereunder. Investor Stock will also include shares of the Company's capital stock issued with respect to Investor Stock by way of a stock split, stock dividend or other recapitalization.

          "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company's equity securities on a fully diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of the Company's equity securities and who is not the spouse or descendant (by birth or adoption) of any such 10% owner of the Company's equity securities.

          "Public Sale" means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

          "Qualified Public Offering" means the sale in an underwritten public offering registered under the 1933 Act of shares of the Company's Common Stock having an aggregate value of at least $20 million and the listing of the Common Stock on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc. Automated Quotation System.

          "Sale of the Company" means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

          4.   Sale of the Company.

          (a) If the Company's Board of Directors and the holders of a majority of the shares of Common Stock then outstanding approve a Sale of the Company (collectively an "Approved Sale"), each holder of Investor Stock will consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Investor Stock will waive any dissenters, rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Investor Stock will agree to sell all of his Investor Stock and rights to acquire Investor Stock on the terms and conditions approved by the Board of Directors and the holders of a majority of the Common Stock then outstanding. Each holder of Investor Stock will take all necessary or reasonably desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

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          (b)  The obligations of the holders of Investor Stock with respect to an Approved Sale are subject to the satisfaction of the following conditions:
(i) upon the consummation of the Approved Sale, each holder of Common Stock will receive the same form of consideration and the same portion of the aggregate consideration that such holder of Common Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holder of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as the holders of such class of Common Stock.

          (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Investor Stock will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the 1933 Act) reasonably acceptable to the Company. If any holder of Investor Stock appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Investor Stock declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

          (d) The holders of Investor Stock will bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Investor Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Investor Stock on their own behalf will not be considered costs of the transaction hereunder.

          (e) The provisions of this paragraph 4 will terminate upon completion of a Public Offering.

          5. Public Offering. In the event that the Company's Board of Directors and the holders of a majority of the shares of Common Stock then outstanding approve an initial public offering and sale of Common Stock (a "Public Offering") pursuant to an effective registration statement under the 1933 Act, the holders of Investor Stock, in their capacity as shareholders of the Company, will take all necessary or reasonably desirable actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure will adversely affect the marketability of the offering, each holder of Investor Stock will consent to and vote for a recapitalization, reorganization and/or exchange of the

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Common Stock into securities that the managing underwriters, the Board of
Directors of the Company and the holders of a majority of the shares of Common Stock then outstanding find acceptable and, in their capacity as shareholders of the Company, will take all necessary or reasonably desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Public Offering. Notwithstanding the foregoing, nothing in this paragraph 5 shall require the holders of Investor Stock (i) to incur out-of-pocket expenses (other than registration expenses not paid by the Company, in which case each holder of securities included in the registration will pay those registration expenses allocable to the registration of such holder's securities so included, and any registration expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered), (ii) to devote more than a nominal amount of their personal time to such Public Offering, or (iii) except in their capacity as selling stockholders, to assume any liability or responsibility for the content of offering documents or the manner in which the offering is conducted.

          6. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company, Bain and the holder of Investor Stock at the address below indicated:

          To the Company:

          Nutraceutical International Corporation
          c/o Clarte Capital
          185 S. State St., Suite 930
          Salt Lake City, Utah 84111

          with copies to:

          Kirkland & Ellis
          200 E. Randolph Dr.
          Suite 5600
          Chicago, Illinois 60601
          Attention: James L. Learner

          To Bain:

          Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts 02116
          Attention: Robert Gay

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          To the holder of Investor Stock:

          Makers of KAL, Inc., a California corporation
          6415 De Soto Avenue
          Woodland Hills, California 91367
          Attention: Stephen Weldon
                     William Logan

          With copies to:

          Kindel & Anderson
          555 South Flower Street
          Los Angeles, California 90071
          Attention: William Yerkes

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

          7.   General Provisions.

          (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Investor Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Investor Stock as the owner of such stock for any purpose.

          (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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          (d)  Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Investor, the Company, Bain and their respective successors and assigns (including subsequent holders of Investor Stock); provided, that the rights and obligations of Investor under this Agreement shall not be assignable except in connection with a permitted transfer of Investor Stock hereunder.

          (f) Choice of Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of Utah.

          (g) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Investor and Bain.

                               *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                              NUTRACEUTICAL INTERNATIONAL CORPORATION

                              By:   /s/ Frank W. Gay II
                                    ----------------------------------
                                    Its: Chairman

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                              MAKERS OF KAL, INC.,
                              a California corporation

                              By:   /s/ Stephen Weldon
                                    ---------------------------------------
                                    Its: President


                              BAIN CAPITAL FUND IV, L.P.

                              By:   Bain Capital Partners IV, L.P.
                              Its:  General Partner

                              By:   Bain Capital Investors, Inc.
                              Its:  General Partner

                              By:   /s/ Robert C. Gay
                                    ---------------------------------------
                                    Its:


                              BAIN CAPITAL FUND IV-B, L.P.

                              By:   Bain Capital Partners IV, L.P.
                              Its:  General Partner

                              By:   Bain Capital Investors, Inc.
                              Its:  General Partner

                              By:   /s/ Robert C. Gay
                                    ---------------------------------------
                                    Its:


                              BCIP ASSOCIATES

                              By:   /s/ Robert C. Gay
                                    ---------------------------------------
                                    A General Partner


                              BCIP TRUST ASSOCIATES, L.P.
                              By:   /s/ Robert C. Gay
                                    ---------------------------------------
                                    A General Partner

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